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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                FORM 8-K
                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 15, 1999


                         PACIFIC SOFTWORKS, INC.
          (Exact name of registrant as specified in its charter)


         California                 333-75137            77-0390628
(State or other jurisdiction (Commission File Number)  (IRS Employer
      of  incorporation)                              Identification
                                                            No.)

703 Rancho Conejo Blvd., Newbury Park, California             75081
     (Address of principal executive offices)               (Zip Code)


      Registrant's telephone number, including area code: (805)499-7722


                            Not Applicable
     (Former name or former address, if changed since last report)



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Item 2.  Acquisition or Disposition of Assets
On October 25, 1999 the Company and Financial Services Provider Network, Inc ("FSPN") signed a Letter of Intent to enter into discussions with the intent of entering a strategic relationship to jointly develop certain Internet applications with financial institutions. The Company indicated that subject to entering into a definitive agreement it would invest up to $1,000,000 in FSPN and under certain conditions up to an additional $2,000,000. On October 25, 1999 the Company loaned FSPN $250,000 through a promissory note bearing interest at ten (10%) percent due in ninety days. The loan was for general corporate purposes.

On December 3, 1999 the Company converted the $ 250,000 October 25, 1999 note and loaned FSPN an additional $ 750,000 pursuant to a convertible promissory note. The $1,000,000 convertible promissory note is unsecured, carries interest at 10% per annum and is due 12 months from issuance unless previously converted into capital stock of FSPN. The convertible note will automatically convert into shares equivalent to no less than 5% of the outstanding capital stock of FSPN concurrent with FSPN's closing of its next equity financing. If converted, the accrued interest on the convertible note will revert to a 6% rate for purposes of calculating the number of shares of FSPN issuable.

Item 5.  Other Events

On December 1, 1999 the Board of Directors approved a management reorganization in order to provide Glenn Russell, CEO and Chairman of the Board, the resources necessary to enhance the Company's positioning in the rapidly growing market for internetworking technology and to improve the utilization of its assets and competencies. In support of this initiative, the Board of Directors has appointed William E. Sliney, Pacific's Chief Financial Officer, as interim President and Chief Operating Officer. With Sliney assuming operating responsibility for Pacific, Russell will focus on the Company's strategic interests. Sliney remains Pacific's Chief Financial Officer. Sliney joined Pacific Softworks in April of 1999. Prior to that, he was the Chief Financial Officer of Legacy Software, Inc., from 1995 to 1999, and from 1993 to 1994 was Chief Executive Officer for Gumps.

In conjunction with the management reorganization, on December 1,1999 the Board of Directors approved and the Company issued warrants to acquire 1,500,000 shares of the Company's common stock to a team of strategy consultants led by Kaz Hashimoto, formerly CEO of Cygnus Solutions (www.cygnus.com). The warrants provide for the purchase of Pacific Softworks common stock at $5.75 per share (the fair market value at the date of issuance) for a period of five years and are exercisable only if the closing price of the Company's common stock averages $10.00 per share or more for 15 consecutive days. As additional consideration to the team of strategy consultants, the Company agreed to pay a fee equal to 10% of the profit realized on its investment in FSPN.

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c)  Exhibits
      The following documents are filed as exhibits to this report. The exhibit numbers in the exhibit list correspond to the numbers assigned to such exhibits in the Exhibit Table of Item 601 of Regulation S-K.


99.1  Text of Press Release dated December 1, 1999 issued by
       Pacific Softworks, Inc.

99.2  Text of Press Release dated December 15, 1999 issued by
      Pacific Softworks, Inc.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Pacific Softworks, Inc.
                                    (Registrant)

Date: December 15, 1999             /s/ WILLIAM E. SLINEY

                                    William E. Sliney
                                    Chief Financial Officer
                                   (Duly Authorized Officer and
                               						Principal Financial and Accounting
                                     Officer)